EXHIBIT 10.2

CONSULTING AGREEMENT

JAMES H. RICHARDSON

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into between Alexandria Real Estate Equities, Inc. (“Client”) and James H. Richardson (“Consultant”) (each, a “Party”), effective as of the Effective Date (as defined in Section 26 herein).

1.          Engagement of Services.  Subject to the terms of this Agreement, Consultant will render the services (the “Services”) set forth in the Project Assignment attached to this Agreement as Exhibit A (“Project Assignment”), commencing as February 12, 2009 (the “Consulting Commencement Date”).  As of February 11, 2009 (the “Resignation Date”), Consultant resigned as an officer and employee of Client and any of its affiliated entities, and the Executive Employment Agreement between Consultant and Client originally made and entered into as of January 1, 2005 and as amended from time to time thereafter (the “Employment Agreement”), terminated as a result of Consultant’s voluntary resignation without any severance compensation or severance benefits owed or to be paid to Consultant.  Consultant’s resignation does not affect his position as a director of Client on its Board of Directors.

2.          Compensation.  Client will compensate Consultant for the Services as set forth in the Project Assignment pursuant to this Agreement, or in such other Project Assignments as Client and Consultant may agree upon in writing.  Consultant will be reimbursed for expenses as described in the Project Assignment.  Payment of Consultant’s fees and expenses will be in accordance with terms and conditions set forth in the applicable Project Assignment.  Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in the Project Assignment(s) for authorized work which has been completed.

3.          Ownership of Work Product.  Consultant hereby assigns to Client all right, title and interest in and to any work product created or contributed by Consultant pursuant to this Agreement (the “Work Product”), if any, including all copyrights, trademarks and other intellectual property rights contained therein.  Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as Exhibit B (Assignment of Copyright).  In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest.  Consultant understands and agrees that Consultant has no right to use the Work Product except as necessary to perform the Project Assignment for Client.

4.          License and Waiver of Other Rights.  If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned, Consultant agrees to waive enforcement worldwide of such rights against Client.  In the event that Consultant has any such rights, that cannot be assigned or waived, Consultant unconditionally grants to Client an exclusive, perpetual, irrevocable, worldwide, fully-paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights:  (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Work Product in any medium or format, whether now known or hereafter discovered; (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Work Product; and (c) to exercise any and all other present or future rights in the Work Product.

5.          Representations and Warranties.  Consultant represents and warrants that: (a) Consultant has the right and unrestricted ability to perform the Services required under this Agreement and to assign the Work Product to Client as set forth in Section 3 (including without limitation the right to assign any Work Product created by Consultant’s employees or contractors); (b) Consultant will not knowingly create or contribute any Work Product that infringes upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or based upon common law; (c) Consultant will take all necessary or reasonable precautions to prevent injury to any person (including Client employees, business contacts, tenants or potential tenants) or damage to any real property or other property (including Client Property and Equipment (as defined below)) during the term of this Agreement (provided that, Consultant will not be responsible for any injuries or damages caused by Client’s employees); and (d) the Services and all Work Product will fully conform to the specifications, requirements, and other terms in the applicable Project Assignment and this Agreement.

6.          Independent Contractor Relationship.  Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship.  Subject to Section 14, Consultant is excluded from participating in any fringe benefit plans or programs as a result of the performance of the Services, without regard to Consultant’s independent contractor status, including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Client to its employees.  Consultant agrees, as an independent contractor, that he is not entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant is injured in any manner or becomes ill while performing the Services under this Agreement.  Consultant, at Consultant’s sole cost, expense and discretion, will maintain appropriate insurance coverage and benefits for Consultant and any of Consultant’s employees, including but not limited to workers’ compensation insurance coverage to the extent such coverage is required.  Consultant is not authorized to make any representation, contract or commitment on behalf of Client unless specifically requested or authorized in writing to do so by a Client officer or as provided in the applicable Project Assignment.  Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement.  Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement.  No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes.  Client will regularly report any amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

7.          Confidential Information.  Consultant agrees to hold Client’s Confidential Information in strict confidence and to refrain from any disclosure, use or publication of such Confidential Information, except as expressly authorized in writing by Client, during the term of this Agreement and thereafter.  “Confidential Information” means any and all information related to Client’s or its affiliates’ business (including trade secrets, ideas, media, techniques, specifications, designs, plans, forecasts, reports, financial statements and models, budgets, technical information, works of authorship, databases, information systems, software and source documentation, spreadsheets, analyses or analytical methods, financial or operational models, algorithms, know-how, processes, customized construction and design features, fixtures, equipment, building systems, laboratory and office systems, forms of leases and related documentation, names of actual or prospective investors, business partners, employees, tenants, customers, vendors, suppliers, distributors and clients, proposals, bids, forecasts, market information, information relating to research and development, properties, completed or potential future property acquisitions, redevelopments, construction projects and investments, procurement requirements, and the existence of any business discussions, negotiations, or contractual relationships between Client or its affiliates and any third party) that is labeled or identified as “confidential” or “proprietary” or that Consultant otherwise knows, or would reasonably be expected to know, Client or its affiliates consider to be confidential or proprietary.  Consultant has a duty to treat as confidential all of the foregoing whether provided or made accessible by Client or its affiliates or learned or acquired during the performance of the Services. Consultant’s obligations set forth in this Section 7 shall not apply with respect to any portion of the Confidential Information that: (a) was in the public domain at the time it was communicated to Consultant by Client or its affiliates; (b) entered the public domain through no fault of Consultant, subsequent to the time it was communicated to

Consultant by Client or its affiliates; (c) was in Consultant’s possession free of any obligation of confidence at the time it was communicated to Consultant by Client or its affiliates; (d) was rightfully communicated to Consultant free of any obligation of confidence subsequent to the time it was communicated to Consultant by Client or its affiliates; (e) was developed by employees or agents of Consultant independently of and without reference to any information communicated to Consultant by Client or its affiliates; or (f) was communicated by Client to an unaffiliated third party free of any obligation of confidence.  Confidential Information does not include basic business know-how that is generally known and used within the real estate or life science industries, including but not limited to basic business know-how and skills developed during Consultant’s employment with Client.  Consultant may disclose Client’s and its affiliates’ Confidential Information in response to a valid order by a court or other governmental body, or as otherwise required by law, after having given Client and its affiliates sufficient prior notice to permit Client and its affiliates a reasonable opportunity to lodge objections to such disclosure.  All Confidential Information furnished to Consultant by Client and its affiliates, or developed by Consultant on Client’s behalf, is the sole and exclusive property of Client and its affiliates or their suppliers or customers.  Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information.  Consultant understands and acknowledges that Client is a public company, and that the disclosure of information relating to Client and its affiliates is subject to state and federal securities laws.  Consultant agrees not to take any action to violate applicable federal and state securities laws.

8.          Return of Client Property.  Upon termination of the Agreement or earlier as requested by Client, Consultant shall deliver to Client all of Client’s property, if any, including equipment (including, without limitation, computers, personal computing devices, or similar devices), software programs, documents, records, proposals, notes, notebooks, lists (including any lists of business contacts, prospects, tenants, prospective tenants, properties, customers, clients, vendors, suppliers, distributors, consultants or agents with whom Client does business), files, promotional literature, and reports, studies, fact sheets, drawings, specifications, models, brochures, documents and materials relating to acquisitions or potential acquisitions, documents and materials relating to redevelopments or developments, agreements, leases, term sheets, letters of intent and similar documents, draft documents, and any and all materials containing or disclosing (in whole or in part) Work Product or Confidential Information; and any and all other materials including, without limitation, computerized and/or electronic information that refers, relates or otherwise pertains to Client and/or its officers, directors, agents, employees and consultants, and any and all business dealings of said persons and entities, which Consultant received or developed during Consultant’s engagement by Client or which Consultant otherwise possesses or controls, together with all copies or reproductions thereof, in whole or in part (collectively, the “Client Property and Equipment”).  Consultant shall not retain any Client Property and Equipment, including any copies, duplicates, or embodiments thereof.  Consultant agrees to certify in writing that Consultant has conducted a diligent search to locate any property or information described in this paragraph that is within Consultant’s custody or control and that Consultant has complied with the requirements of this paragraph.  Consultant further agrees that any property situated on Client’s premises and owned by Client, including disks and other storage media or electronic systems, files, filing cabinets, desks, or other work areas, is subject to inspection by Client personnel at any time with or without notice.  In the event of a legal claim by Consultant against Client, Client shall make available for inspection, under reasonable confidentiality restrictions, such Client Property and Equipment as is reasonably related to the issues raised by such claim.  Notwithstanding the foregoing, Consultant may retain any documents that he received in his capacity as a director or shareholder of Client, including but not limited to annual reports distributed to shareholders.

9.          No Conflict of Interest.  Consultant acknowledges and agrees that he will be providing services that are special, unique or extraordinary, and, due to the nature of his Services, his engagement in any of the activities prohibited in this Section 9 would necessarily involve the unauthorized use or disclosure of Confidential Information, and the proprietary relationships and goodwill of Client.  Accordingly, Consultant shall not, during the period of Consultant’s engagement by Client and for a period of two (2) years thereafter, engage in any activity that is or may be (in the reasonable discretion of Client) competitive with Client, directly or indirectly, and whether or not for compensation, in the business of owning, operating, acquiring, managing, leasing, expanding, developing or redeveloping commercial properties throughout the United States containing either (a) office and laboratory space designed or improved for lease to pharmaceutical, biotechnology, life science product and services companies, not for profit scientific research institutions, universities, diagnostic and personal care products companies, or government agencies (for the purpose of laboratory research), or (b) office space designed or improved for lease to data centers; and Consultant acknowledges that to engage in such activity Consultant would inevitably use Client’s Confidential Information.  Consultant warrants that there is no other contract or duty on Consultant’s part inconsistent with this Agreement.

10.        Term and Termination.

10.1       Term.  The initial term of this Agreement is from the Consulting Commencement Date hereof through December 31, 2011 (the “Initial Term”), unless the Agreement is terminated earlier as provided in Section 10.2.  At the conclusion of the Initial Term (or any subsequent term if the Agreement is extended beyond the Initial Term), the Agreement will terminate unless extended by mutual written agreement of the Parties.  “Term” shall refer to the Initial Term plus any subsequent term.

10.2       Termination.  During the Term of the Agreement, either party may terminate this Agreement, or any Project Assignment hereunder, with or without cause at any time upon thirty (30) days prior written notice to the other party.  In addition, during the Term of the Agreement, either party may terminate this Agreement immediately upon giving written notice in the event of the other party’s material breach of the Agreement.  In addition, Consultant may terminate this Agreement as provided under Section 19.

10.3       Survival.  The rights and obligations contained in the following Sections:  3 (Ownership of Work Product), 4 (License and Waiver of Other Rights), 5 (Representations and Warranties), 6 (Independent Contractor Relationship), 7 (Confidential Information), 8 (Return of Client Property), 9 (No Conflict of Interest), 11 (Nonsolicitation), 12 (Noninterference with Business), 13 (Indemnification; Limitation of Liability), 17 (Governing Law), 18 (Severability), 19 (No Assignment or Subcontracting), 20 (Notices), 21 (Remedies), 22 (Waiver), and 23 (Dispute Resolution) will survive any termination or expiration of the Term of the Agreement.

11.        Nonsolicitation.  Consultant acknowledges that, because of the nature of Consultant’s work for Client, Consultant’s solicitation, servicing or retention of certain tenants (“Tenants”), or certain brokers, vendors, suppliers, distributors, consultants, or partners with whom Client does business from time to time related to Consultant’s work for Client (each such person or entity, a “Supplier”) would necessarily involve the unauthorized use or disclosure of Confidential Information, and the proprietary relationships and goodwill of Client.  Accordingly, during the Term of this Agreement and for a period of one (1) year following the termination of the Agreement for any reason (the “Post-Termination Period”), Consultant shall not, without Client’s express written consent, directly or indirectly solicit:  (a) any Tenant of Client with which Consultant actually engaged in business transactions on behalf of Client during the two (2) year period prior to the termination of the Agreement (the “Pre-Termination Period”); (b) any Tenant of Client served during such Pre-Termination Period by an office of Client located in any geographic area where Consultant provided services to Client pursuant to this Agreement or any prior employment or consulting agreement with Client; or (c) any Supplier or strategic partner of Client during the Pre-Termination Period (i) to perform services within the life sciences or data center fields, or (ii) that is then providing, or is under contract to provide during the one year Post-Termination Period, services to Client, which would be interrupted or impeded as a result of such solicitation.  Consultant further agrees that for a period of two (2) years following the termination of the Agreement, Consultant shall not, without Client’s express written consent, directly or indirectly solicit, induce, or attempt to solicit or induce, any Tenant or Supplier to terminate his, her or its relationship with Client for any purpose, including but not limited to the purpose of associating with or becoming a Tenant or Supplier, whether or not exclusive, of Consultant or any entity of which Consultant is or becomes a partner, stockholder, principal, member, employee, officer, director, principal, contractor, agent, trustee or consultant.  Consultant understands that Consultant is not prohibited from accepting engagement by a Tenant, Supplier or strategic partner, provided such Consultant acts in accordance herewith.

12.        Noninterference with Business.  During the Term of this Agreement and for a period of one (1) year following the termination of the Agreement, Consultant shall not, directly or indirectly, solicit, induce, encourage or attempt to solicit, induce or encourage any person known to Consultant to be an employee or independent contractor of Client to terminate his or her engagement by or other relationship with Client for any purpose whatsoever, including but not limited to the purpose of associating with any entity of which Consultant is or becomes an employee, officer, director, partner, stockholder, agent, trustee, consultant, or contractor, or any competitor of Client.

13.        Indemnification; Limitation of Liability.  Client agrees to indemnify Consultant and hold Consultant harmless with respect to Services performed in good faith by Consultant except with regard to gross negligence, willful misconduct, or material breach by Consultant; and, in any event, Consultant’s liability to Client for claims arising from Services performed hereunder shall be limited to the total amount of fees (including but not limited to retainers) paid hereunder.  IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT.  EACH PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE AGGREGATE AMOUNT OF FEES AND EXPENSES OWED BY CLIENT TO CONSULTANT FOR SERVICES PERFORMED UNDER THIS AGREEMENT.

14.        Stock Awards and Other Benefits.

14.1.     Stock Awards.  During Consultant’s employment with Client, Consultant was granted certain options to purchase shares of Client’s common stock (the “Options”) and Consultant was granted certain shares of restricted stock of Client (the “Restricted Stock”).  Consultant acknowledges that the Options were fully vested as of the Resignation Date.  During the Term of this Agreement, the Restricted Stock will continue to vest and the forfeiture provisions for the Restricted Stock will not be triggered.  Notwithstanding anything to the contrary in Client’s Amended and Restated 1997 Stock Award and Incentive Plan or the applicable Restricted Stock agreements, vesting of the Restricted Stock will cease, and the forfeiture provisions for the Restricted Stock will be triggered, upon the termination of the Term of this Agreement, regardless of whether Consultant continues to serve as a director on the Board of Directors of Client.  During the period that ends upon the later of the termination of the Term of this Agreement or the termination of Consultant’s service as a director on the Board of Directors of Client, the post-termination exercise period for the Options will not be triggered.  Except as provided in this Section 14.1, the Options and Restricted Stock will continue to be governed in all respects by the terms of Client’s Amended and Restated 1997 Stock Award and Incentive Plan and the applicable Option and Restricted Stock agreements.  Consultant acknowledges that any Options that currently qualify as incentive stock options will lose that qualification three (3) months after Consultant’s final day of employment with Client.  Client advises Consultant to seek independent tax advice concerning the Options and Restricted Stock.

14.2.     Other Benefits.  Upon termination of Consultant’s employment with Client, as of the Resignation Date, (a) with respect to Client’s 401(k) Profit Sharing Plan (the “401(k) Plan”), Consultant shall not be eligible to make any further elective deferrals and will not receive any further employer profit sharing or other discretionary employer contributions under the 401(k) Plan, other than any such profit sharing contribution and employer “safe harbor” contribution made for the 2009 plan year to which Consultant may be entitled pursuant to the terms of the 401(k) Plan, and shall be entitled to receive a distribution of his account under the 401(k) Plan pursuant to the terms of the 401(k) Plan; (b) with respect to Client’s Cash Balance Pension Plan (the “Cash Balance Plan”), Consultant shall not be eligible to accrue any further benefits under the Cash Balance Plan, provided that Consultant’s accrued benefit under the Cash Balance Plan as of his employment termination date shall be credited with interest earnings pursuant to the terms of the Cash Balance Plan until Consultant receives a distribution of such benefit in accordance with the terms of the Cash Balance Plan; (c) with respect to Client’s Executive Profit Sharing Plan (the “Profit Sharing Plan”), Consultant shall not be eligible to receive any further employer profit sharing or other discretionary employer contributions under the Profit Sharing Plan, other than any such profit sharing contribution made for the 2009 plan year to which Consultant may be entitled pursuant to the terms of the Profit Sharing Plan, and shall be entitled to receive a distribution of his account under the Profit Sharing Plan pursuant to the terms of the Profit Sharing Plan; and (d) with respect to Client’s 2000 Deferred Compensation Plan (the “DCP”), (i) Consultant shall not be eligible to defer any compensation received from Client for services rendered after the Resignation Date or to be credited with any matching or other employer contribution from Client under the DCP, (ii) Consultant shall receive payment of the portion of his account under the DCP attributable to deferrals made prior to January 1, 2005 under the DCP upon the earlier of (1) his termination of service (including service rendered pursuant to this Agreement) with Client and (2) a date Consultant may elect in accordance with the terms of the DCP (provided, however, that such portion of his account that is attributable to amounts deferred under the 2000 Venture Investment Deferred Compensation Plan (the “VIP”) prior to January 1, 2005 as to which a “Distribution Event” under the terms of the VIP has not yet occurred, shall be made upon the occurrence of a Distribution Event), and (iii) Consultant shall receive payment of the portion of his account under the DCP attributable to deferrals made on or after January 1, 2005 under the DCP on the date that is six (6) months and one (1) day following the Resignation Date, or as soon as practicable thereafter.  Notwithstanding the foregoing, in the event of any conflict between the provisions of this Section 14.1 or 14.2 and the terms of the various plans discussed in this Section 14.1 and 14.2, the terms of the various plans shall control unless otherwise provided herein.

15.        OFAC.  Consultant is currently:  (a) in compliance with, and shall at all times during the term of this Agreement remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”); (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation; and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

16.        Systems Usage Policy.  Contemporaneous with signing this Agreement, Consultant must sign, date and return to Client the Systems Usage Policy for External Users attached hereto as Exhibit C.  Any breach by Consultant of the Systems Usage Policy for External Users shall be considered a breach of this Agreement (including for purposes of Section 10.2).

17.        Governing Law.  This Agreement is governed by the laws of the State of California without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction.

18.        Severability.  If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law in a manner consistent with the intent of the parties insofar as possible.

19.        No Assignment or Subcontracting.  This Agreement and Consultant’s rights and obligations under this Agreement may not be assigned, delegated, subcontracted, or otherwise transferred, in whole or in part, by operation of law or otherwise, by Consultant without Client’s express prior written consent.  Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.  Client may assign this Agreement, or any of its rights under this Agreement, to any third party with or without Consultant’s consent.  Notwithstanding the foregoing, if Client assigns this Agreement to a third party (other than any subsidiary entities of Client) without Consultant’s written consent (which shall not be unreasonably withheld), then Consultant may terminate this Agreement upon providing five (5) business days prior written notice to Client.

20.        Notices.  All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery, overnight courier upon written verification of receipt, facsimile transmission or by certified or registered mail, return receipt requested; and shall be deemed given upon personal delivery, facsimile transmission, or five (5) days after deposit in the mail, or one (1) day after deposit with an overnight courier.  Notices to Client for all purposes shall be sent to the attention of Client’s Chief Executive Officer at the address set forth in this Section 20 and to Consultant as set forth in the signature block below.  Either party may change its address at any time by specifying such change to the other party in writing.  Notices to Client shall be directed to: Chief Executive Officer, Alexandria Real Estate Equities, Inc., 385 East Colorado Blvd., Suite 299, Pasadena, California 91101; Facsimile: (626) 578-0770.

21.        Remedies.  Client’s and/or its affiliates’ remedies for any breach of this Agreement by Consultant will include damages (as provided in Section 13), injunctive relief, specific performance, and restitution.  Consultant acknowledges that any breach of this Agreement by Consultant would cause irreparable injury to Client and/or its affiliates for which monetary damages would not be an adequate remedy and, therefore, Client and/or its affiliates will be entitled to injunctive relief (including specific performance).  The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

22.        Waiver.  The waiver by Client of a breach of any provision of this Agreement by Consultant must be in writing to be effective and shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

23.        Dispute Resolution.  Any dispute arising out of or relating to this Agreement, Consultant’s engagement by Client, or between Consultant and Client or Client’s officers, directors, agents or consultants, shall be submitted to final, binding and confidential arbitration by one arbitrator under the then-existing rules and procedures of JAMS, Inc. (“JAMS”) in arbitration proceedings conducted in Los Angeles, California.  BY AGREEING TO THIS PROCEDURE, BOTH CONSULTANT AND CLIENT WAIVE THE RIGHT TO RESOLVE ANY DISPUTE THROUGH A TRIAL BY JURY OR JUDGE OR ADMINISTRATIVE PROCEEDING.  The arbitrator shall have no power or authority to modify, enlarge or add to the terms and provisions of this Agreement, except as otherwise expressly agreed herein.  Judgment upon the award of the arbitrator shall be binding upon the parties and may be entered in any court having jurisdiction.  The arbitrator shall award to the prevailing party reasonable attorneys’ fees and expenses from the other party, including any expert fees, which fees and expenses shall be in addition to any other relief which may be awarded.  This arbitration obligation extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied agreement, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, libel, infliction of emotional distress, disability, loss of future earnings, and claims under any applicable state Constitution, the United States Constitution, and any applicable state and federal laws, including, but not limited to, the Civil Rights Act of 1964 (as amended), the Fair Labor Standards Act (as amended), the National Labor Relations Act (as amended), the Labor-Management Relations Act (as amended), the Worker Retraining and Notification Act of 1988 (as amended), the Americans With Disabilities Act of 1990 (as amended), the Rehabilitation Act of 1973 (as amended), the Employee Retirement Income Security Act of 1974 (as amended), the Age Discrimination in Employment by Act of 1967 (as amended), and any and all similar state laws, rules and regulations.  Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to an award in arbitration for injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate); and such injunctive relief from a court as may be necessary to avoid irreparable harm pending the outcome of arbitration.

24.        Miscellaneous.  This Agreement constitutes the complete, final, and exclusive embodiment of the entire agreement between the parties relating to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and representations concerning such subject matter.  The terms of this Agreement will govern all services undertaken by Consultant for Client as of the Consulting Commencement Date; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control.  This Agreement may only be modified or amended in a written agreement executed by Consultant and a duly authorized officer of Client.  Any ambiguity in this document shall not be construed against either party as the drafter.  The headings of the Sections and Paragraphs of this Agreement are inserted for ease of reference only, and will have no effect in the construction or interpretation of this Agreement.  This Agreement and any amendment or supplement to this Agreement may be executed in two or more counterparts, each of which will constitute an original but all of which will together constitute a single instrument.  Transmission by facsimile or PDF of an executed counterpart signature page hereof by a party hereto shall constitute due execution and delivery of this Agreement by such party.

25.        Release of Claims.  Except as otherwise set forth in this Agreement, in exchange for the consideration under this Agreement to which Consultant would not otherwise be entitled, Consultant hereby generally and completely releases Client and its parent or subsidiary entities, successors, predecessors and affiliates, and its and their directors, officers, employees, shareholders, agents, attorneys, insurers, affiliates and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date Consultant signs this Agreement (collectively, the “Released Claims”).  The Released Claims include, but are not limited to:  (a) all claims arising out of or in any way related to Consultant’s employment with Client, or the termination of that employment; (b) all claims related to compensation or benefits from Client, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, profit sharing, carried interest, stock, stock options, or any other ownership or equity interests; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing (including, but not limited to, claims based on or arising under the Employment Agreement); (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (the “ADEA”), the California Labor Code (as amended), and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (a) Consultant’s right to a potential “Performance Bonus” for fiscal year 2008 pursuant to the terms of Section 3.2 of the Employment Agreement; (b) any rights or claims for indemnification Consultant may have pursuant to any written indemnification agreement with Client to which he is a party or under applicable law; (c) any rights which are not waivable as a matter of law; and (d) any claims for breach of this Agreement.  In addition, nothing in this Agreement prevents Consultant from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, the California Department of Fair Employment and Housing, or any other government agency, except that Consultant acknowledges and agrees that he hereby waives his right to any monetary benefits in connection with any such claim, charge or proceeding.  Consultant represents and warrants that, other than the Excluded Claims, Consultant is not aware of any claims he has or might have against any of the Released Parties that are not included in the Released Claims.  Consultant agrees that all parties released herein (other than Client) are third party beneficiaries of this Agreement who may enforce the terms of such release.

26.        ADEA Waiver.  Consultant acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which he is already entitled.  Consultant further acknowledges that he has been advised as required by the ADEA, that:  (a) his waiver and release do not apply to any rights or claims that may arise after the date that he signs this Agreement; (b) he should consult with an attorney prior to signing this Agreement (although he may choose voluntarily not to do so); (c) he has twenty-one (21) days to consider this Agreement (although he may choose voluntarily to sign it earlier); (d) he has seven (7) days following the date he signs this Agreement to revoke it by providing written notice of revocation to Client’s Chief Executive Officer; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth calendar day after the date that this Agreement is signed by Consultant (the “Effective Date”).

27.        Section 1542 Waiver.  In giving the releases set forth in this Agreement, which includes claims which may be unknown to Consultant at present, Consultant acknowledges that he has read and understands Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  Consultant hereby expressly waives and relinquishes all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to Consultant’s release of claims herein, including but not limited to the release of unknown and unsuspected claims.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date as provided herein.

ALEXANDRIA REAL ESTATE EQUITIES, INC.		JAMES H. RICHARDSON

By:	/s/ Joel S. Marcus	/s/ James H. Richardson
Joel S. Marcus, Chief Executive Officer

Date:	September 9, 2009	Date:	8/22/09